Exhibit 10.42

AGENCY AGREEMENT

August 17, 2009

U.S. Geothermal Inc.
1505 Tyrell Lane
Boise, Idaho 83706

Dear Sirs:

Dundee Securities Corporation, Clarus Securities Inc. and Toll Cross Securities Inc. (collectively, the "Agents") understand that U.S. Geothermal Inc. (the "Company") proposes to offer (the "Offering") for sale, on a private placement basis, up to 8,100,000 subscription receipts (the "Subscription Receipts") at a purchase price (the "Purchase Price") of Cdn.$1.35 per Subscription Receipt. Each Subscription Receipt will entitle the holder thereof to receive, on the earlier of: (i) the date on which a receipt is obtained in all of the Canadian Offering Jurisdictions for the Final Prospectus (as defined below); or (ii) four months and one day after the Closing (as defined below) (the earlier of (i) and (ii) being referred to herein as the "Exchange Date"), and without additional consideration, one unit (a "Unit"). Each Unit is comprised of one Underlying Common Share (as defined below) and one-half of one Share Purchase Warrant (as defined below) that shall each be issued as separate securities. Each whole Share Purchase Warrant shall entitle the holder thereof to purchase one Warrant Share (as defined below) of the Company at a price of US$1.75 for a period of 24 months following the Closing.

As part of the Offering, the Company also grants to the Agents special warrants ("Agents' Special Warrants"), exchangeable on the Exchange Date for compensation options (the "Compensation Options") in the amount sufficient to permit the Agents to acquire in the aggregate Common Shares (the "Compensation Shares") in an amount equal to 3% of the total number of Subscription Receipts issued pursuant to the Offering. The Compensation Options will be issued to the Agents on the Exchange Date and will be exercisable by the Agents to acquire Compensation Shares for the 24 month period after the Closing at an exercise price equal to the U.S. dollar equivalent of the Purchase Price.

The Agents understand that:

(a)	the Company will use the net proceeds from the Offering for drilling and exploration at Neal Hot Springs and for general working capital; and

(b)	upon Closing, the net proceeds of the Offering will be immediately available to the Company and will not be subject to escrow.

Based on the foregoing and subject to the terms and conditions set out below, the Agents hereby agree to act as the Company's exclusive agents, on a reasonable best efforts basis, to offer the Subscription Receipts for sale on the Company's behalf, all as contemplated in this Agreement.

TERMS AND CONDITIONS

1.	Definitions. As used in this Agreement, unless the context otherwise requires:

(a)	"affiliate", "distribution" and "insider" have the respective meanings ascribed to them in the Securities Act (British Columbia);

(b)	"Agents" means Dundee, Clarus and Toll Cross Securities Inc.;

(c)	"Agents' Special Warrants" has the meaning ascribed thereto on the cover page of this Agreement;

(d)	"Agents' Special Warrant Certificate" means the certificate representing the Agents' Special Warrants, substantially in the form attached hereto as Schedule "E";

(e)	"Business Day(s)" means any day except Saturday or Sunday or any statutory holiday in the Province of British Columbia or the State of Idaho;

(f)	"Canadian Offering Jurisdictions" means each of the Provinces of Canada, other than Quebec;

(g)	"Clarus" means Clarus Securities Inc.;

(h)	"Closing" means the completion of the issue and sale by the Company and the purchase by the Purchasers of the Subscription Receipts pursuant to this Agreement and the Subscription Agreements;

(i)	"Closing Date" means August 17, 2009 or such other date as the Company and the Agents may agree pursuant to this Agreement;

(j)	"Closing Time" means 8:00 a.m. (Vancouver time) on the Closing Date or such other time as the Company and the Agents may agree pursuant to this Agreement;

(k)	"Common Shares" means the shares of common stock with a par value of $0.001 per share, in the capital of the Company;

(l)	"Company" means U.S. Geothermal Inc.;

(m)	"Company's Auditors" means Williams & Webster, P.S., the auditors of the Company;

(n)	"Compensation Fee" has the meaning ascribed thereto in Section 16 of this Agreement;

(o)	"Compensation Options" has the meaning ascribed thereto on the cover page of this Agreement;

(p)	"Compensation Option Certificate" means the certificate representing the Compensation Options, substantially in the form attached the Agents' Special Warrant Certificate as Schedule "A";

(q)	"Compensation Shares" has the meaning ascribed thereto on the cover page of this Agreement;

(r)	"Condition" has the meaning ascribed thereto in the Subscription Receipt Agreement;

(s)	"Disclosure Documents" means each document (as such term is defined in Section 138.1 of the Securities Act (Ontario)) released by the Company since March 31, 2008;

(t)	"Dundee" means Dundee Securities Corporation;

(u)	"Environmental Laws" has the meaning ascribed thereto in Subsection 6.2(q);

(v)

"Exemptions" means the exemption from the prospectus and registration requirements under applicable Securities Laws and, in respect of the issue of the Securities (except the Warrant Shares and the Compensation Shares and, if a receipt for the Final Prospectus is not obtained, the issuance, on exchange, of the Underlying Common Shares and Share Purchase Warrants), Section 2.10 of National Instrument 45-106 – Prospectus and Registration Exemptions and similar exemptions applicable in the United States or such other jurisdictions where the Subscription Receipts may be offered or sold;

(w)

"Final Prospectus" means the final short form prospectus of the Company to be filed with the Securities Commissions in the Canadian Offering Jurisdictions to qualify the distribution of the Underlying Common Shares, Shares Purchase Warrants and Compensation Options upon exchange of the Subscription Receipts and Agents' Special Warrants in the Canadian Offering Jurisdictions;

(x)

"General Solicitation or General Advertising" means "general solicitation or general advertising", as used under Rule 502(c) under the U.S. Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, or telecommunications, including electronic display or the Internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

(y)	"Gerlach Project" means the Gerlach geothermal system located in Northwestern Nevada, near the town of Gerlach, as discussed in the Disclosure Documents;

(z)

"Governmental Authority" means any domestic or foreign government, whether federal, provincial, state, territorial, local, regional, municipal or other political jurisdiction, and any agency, authority, instrumentality, court, tribunal, board, commission, bureau, arbitrator, arbitration tribunal or other tribunal, or any quasi- governmental or other entity, insofar as it exercises a legislative, judicial, regulatory, administrative, expropriation or taxing power or function of or pertaining to government;

(aa)	"Granite Creek Project" means the approximately 5,414 acres of Bureau of Land Management geothermal leases located 6 miles north of Gerlach;

(bb)	"Hazardous Substances" has the meaning ascribed thereto in Subsection 6.2(q);

(cc)	"Intellectual Property" has the meaning ascribed thereto in Subsection 6.2(ll);

(dd)	"material" means material in relation to the Company and its subsidiaries considered on a consolidated basis;

(ee)

"material change" means any change in the business, operations, assets, liabilities, ownership or capital of the Company (except the transactions contemplated herein) that would reasonably be expected to have a significant effect on the market price or value of the Subscription Receipts (and underlying securities) and includes a decision to implement such a change made by the board of directors of the Company or by senior management of the Company who believe that confirmation of the decision by the board of directors is probable;

(ff)

"material fact" means any fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Subscription Receipts (and underlying securities);

(gg)	"Material Subsidiaries" means the Subsidiaries whose assets or revenues, calculated on an individual basis, represent more than 10% of the consolidated assets or revenues of the Company;

(hh)	"misrepresentation" means, with respect to circumstances in which the Securities Laws are applicable, a misrepresentation as defined under the Securities Act (British Columbia);

(ii)	"Neal Hot Springs Project" means the Neal Hot Springs exploration project located in eastern Oregon, as described in the Disclosure Documents;

(jj)	"NI 45-102" means National Instrument 45-102 - Resale of Securities;

(kk)	"NI 51-102" means National Instrument 51-102 - Continuous Disclosure Obligations;

(ll)	"Offering" shall have the meaning ascribed thereto on the cover page of this Agreement;

(mm)

"Offering Jurisdictions" means each of the provinces of Canada, other than Quebec, any state of the United States of America and such other jurisdictions where the Agents choose to sell Subscription Receipts in accordance with this Agreement;

(nn)

"Preliminary Prospectus" means the preliminary short form prospectus of the Company to be filed with the Securities Commissions in the Canadian Offering Jurisdictions to qualify the distribution of the Underlying Common Shares, Shares Purchase Warrants and Compensation Options upon exchange of the Subscription Receipts and Agents' Special Warrants in the Canadian Offering Jurisdictions;

(oo)	"Projects" means the Gerlach Project, the Granite Creek Project, the Neal Hot Springs Project, the Raft River Project and the San Emidio Project;

(pp)

"Public Record" means the financial statements, management discussion and analysis, annual information forms, information circulars, material change reports and press releases filed with the Stock Exchanges and any applicable Canadian securities regulatory authority (including on SEDAR) since March 31, 2008;

(qq)	"Purchase Price" shall have the meaning ascribed thereto on the cover page of this Agency Agreement;

(rr)	"Purchaser" means a purchaser of Subscription Receipts and "Purchasers" means all of the purchasers of the Subscription Receipts;

(ss)	"Raft River Energy I LLC" means Raft River Energy I LLC, a Delaware limited liability company, the joint venture entity established to facilitate the financing of Phase 1 of the Raft River Project;

(tt)

"Raft River Project" means Phase 1 of development at Raft River located in Southern Idaho, resulting in the construction and operation of a 13 megawatt binary cycle geothermal power plant (Unit 1), as described in the Disclosure Documents;

(uu)	"Regulation M" means Regulation M promulgated under the 1934 Act;

(vv)	"Registration Statement" has the meaning ascribed thereto in the Subscription Agreement;

(ww)	"Regulation D" means Regulation D promulgated under the U.S. Securities Act;

(xx)	"Regulation S" means Regulation S promulgated under the U.S. Securities Act;

(yy)	"Regulatory Authorities" means the Securities Commissions and the Stock Exchanges;

(zz)

"San Emidio Project" means the assets located in the San Emidio Desert, Washoe County, Nevada and includes the geothermal power plant project, approximately 22,944 acres of geothermal leases, and associated ground water rights;

(aaa)	"San Emedio Repower Project" means the replacement of the existing power block at the San Emidio Project using existing well field flows to increase power output;

(bbb)	"SEC" means the United States Securities and Exchange Commission;

(ccc)

"Securities" means the Subscription Receipts, Agents' Special Warrants, Units, Underlying Common Shares and Share Purchase Warrants underlying the Units, Compensation Options, Warrant Shares and Compensation Shares;

(ddd)	"Securities Commissions" means, collectively, the securities regulatory authorities of the Offering Jurisdictions;

(eee)

"Securities Laws" means, collectively, the applicable securities laws of the Offering Jurisdictions and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policy statements, blanket orders, rulings and notices of the Securities Commissions;

(fff)

"Share Purchase Warrant(s)" means the warrants to purchase Warrant Shares to be issued by the Company upon the exchange of the Subscription Receipt in accordance with and subject to the terms of the Subscription Receipt Agreement and having the characteristics as described in the Share Purchase Warrant Certificate;

(ggg)

"Share Purchase Warrant Certificate" means the certificate to be dated the date of issue which will represent the Share Purchase Warrants substantially in the form attached to the Subscription Receipt Agreement as Schedule "B";

(hhh)	"Share Purchase Warrant Expiry Date" means 4:00 p.m. (Vancouver time) on the date which is 24 months after the Closing;

(iii)	"Stock Exchanges" means the Toronto Stock Exchange and the NYSE Amex LLC;

(jjj)

"Subscription Agreements" means the agreements to be entered into between the Company and each Purchaser of Subscription Receipts resident in an Offering Jurisdiction in the forms attached as Schedule "A" hereto;

(kkk)	"Subscription Receipt" shall have the meaning ascribed thereto on the cover page of this Agency Agreement and having the characteristics as described in the Subscription Receipt Agreement;

(lll)

"Subscription Receipt Agreement" means the subscription receipt agreement to be entered into among the Company, the Agents and Computershare Trust Company of Canada on the Closing Date governing the terms and conditions of the Subscription Receipts;

(mmm)

"Subscription Receipt Certificate" means the certificate to be dated the date of issue which will represent the Subscription Receipts substantially in the form attached to the Subscription Receipt Agreement as Schedule "A";

(nnn)

"Subsidiaries" means Raft River Energy I, LLC, Gerlach Geothermal LLC, U.S. Geothermal Services, LLC, USG Nevada LLC, USG Gerlach LLC and U.S. Geothermal Guatemala, LLC and any entity of which more than 50 percent of the voting securities are directly or indirectly owned by the Company and the financial statements of which are consolidated with those of the Company and "Subsidiary" means any one of the Subsidiaries;

(ooo)

"to the knowledge of" means (unless otherwise expressly stated), with respect to the Company, a statement of the actual knowledge, after having made reasonable enquiries or investigations of the executive officers of the Company of the facts or circumstances to which such phrase relates;

(ppp)

"Unit" means one (1) Underlying Common Share and one-half (1/2) of one Share Purchase Warrant issuable upon the exchange of the Subscription Receipt in accordance with and subject to the terms of the Subscription Receipt Agreement;

(qqq)	"United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

(rrr)	"U.S. Accredited Investor" means an "accredited investor" as defined in Rule 501(a) of Regulation D;

(sss)	"U.S. Affiliate" of any Agent means the U.S. registered broker-dealer affiliate of such Agent;

(ttt)	"U.S. Person" means a U.S. Person as defined in Rule 902(k) of Regulation S under the U.S. Securities Act;

(uuu)	"U.S. Placement Agents'" means Dundee Securities Inc. and Toll Cross Securities USA Inc.;

(vvv)	"U.S. Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, including judicial and administrative interpretations thereof;

(www)

"U.S. Securities Laws" means the applicable blue sky or securities legislation in the United States, together with the 1934 Act and the U.S. Securities Act and the rules and regulations of the SEC or state securities authority thereunder;

(xxx)	"Underlying Common Share" means one Common Share issuable upon exchange of one Subscription Receipt in accordance with and subject to the terms of the Subscription Receipt Agreement;

(yyy)	"Warrant Shares" means the Common Shares issuable upon exercise of the Share Purchase Warrants; and

(zzz)	"1934 Act" means the United States Securities and Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, including judicial and administrative interpretations thereof.

2.

Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	"this Agreement" means this Agency Agreement;

(b)

any reference in this Agreement to a designated "Section", "Subsection", "Paragraph" or other subdivision refers to the designated section, subsection, paragraph or other subdivision of this Agreement;

(c)	the words "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement;

(d)

the word "including", when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

(e)

any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulation;

(f)	any reference to "party" or "parties" means the Company, the Agents, or both, as the context requires;

(g)	the headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement; and

(h)	words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

3.

Appointment of Agents. Subject to the terms and conditions of this Agreement, the Company appoints the Agents, and the Agents agree to act as the exclusive Agents of the Company, to offer the Subscription Receipts for sale to the public in the Offering Jurisdictions and to use their reasonable best efforts to solicit and procure Purchasers of the Subscription Receipts on behalf of the Company. The Subscription Receipts will be sold by way of the exemption from registration under the U.S. Securities Act provided by Section 4(2) thereof and Rule 506 of Regulation D thereunder and (i) private placement under the applicable Exemptions in each of the provinces of Canada, other than Quebec, (ii) in the United States through the U.S. Placement Agents and (iii) in such other jurisdictions (in accordance with local laws) as may be agreed to by the Company and the Agents. The Company shall issue and sell the Subscription Receipts at the Closing Time, in accordance with and subject to the provisions of this Agreement and the Subscription Agreements. It is understood and agreed by the parties that the Agents shall act as agent only and at no time shall the Agents have any obligation whatsoever to purchase Subscription Receipts as principal.

4.

Agents' Commission. In consideration of the Agents agreement to act as financial advisors to the Company, find and introduce potential Purchasers of the Subscription Receipts and otherwise assist in the distribution of the Subscription Receipts in accordance with this Agreement, the Company agrees to pay to the Agents the following:

(a)	an aggregate cash commission (the "Agents' Commission") equal to 6.0% of the gross proceeds of the Subscription Receipts; and

(b)

Agents' Special Warrants, exchangeable for the same number of Compensation Options, entitling the Agents to purchase in the aggregate, at the U.S. dollar equivalent of the Purchase Price from and for a period of 24 months following the Closing, Compensation Shares equal in number to 3.0% of the number of Subscription Receipts sold under the Offering.

In connection with the Agents' Special Warrants, each Agent (i) represents and warrants that it is an "accredited investor" as defined in Rule 501(a) of Regulation D under the U.S. Securities Act, (ii) acknowledges that the Agents' Special Warrants , Compensation Options and Compensation Shares will be "restricted securities" as defined in Rule 144 under the U.S. Securities Act, and (iii) agrees not to offer, sell or otherwise transfer the Agents' Special Warrants without registration under the U.S. Securities Act unless an exemption from registration is available.

In addition, the Company agrees to pay the Compensation Fee in accordance with Section 16, if applicable, and the Agents' expenses in accordance with Section 12.

5.

Offering Procedures.

5.1

Each Purchaser of Subscription Receipts will purchase Subscription Receipts and the Company will issue and sell the Subscription Receipts pursuant to exemptions from applicable prospectus and registration requirements under securities laws of the jurisdiction of residence of the Purchaser or such other jurisdiction as may be applicable to the Purchaser. Each Purchaser will enter into a Subscription Agreement with the Company. The Agents will notify the Company with respect to the identities of Purchasers in sufficient time to allow the Company to comply with all applicable regulatory requirements and all requirements under the Securities Laws to be complied with by the Company as a result of the offering and sale of the Subscription Receipts to such Purchasers on a private placement basis in such Offering Jurisdictions.

5.2

The Company and the Agents will each use their best efforts to file or cause to be filed all documents required to be filed by the Company and the Purchasers, respectively, in connection with the purchase and sale of the Subscription Receipts so that the distribution of the Subscription Receipts may lawfully occur on an exempt basis.

5.3

The Company covenants that it will as soon as reasonably practicable after the Closing:

(a)	prepare and file with Securities Commissions in the Canadian Offering Jurisdictions, the Preliminary Prospectus, together with all required supporting documentation;

(b)

use its reasonable best efforts to address as expeditiously as possible, the comments made by the Securities Commissions in the Canadian Offering Jurisdictions in respect of the Preliminary Prospectus; and

(c)

as soon as reasonably practicable, after all of the comments referred to in paragraph 5.3(b) above have been addressed, prepare and file with the Securities Commissions in the Canadian Offering Jurisdictions the Final Prospectus and to use commercially reasonable efforts to expeditiously obtain the requisite receipts therefore from the Securities Commissions in the Canadian Offering Jurisdictions in order to qualify the distribution of the Underlying Common Shares, Share Purchase Warrants and Compensation Options upon exchange of the Subscription Receipts and Agents' Special Warrants in the Canadian Offering Jurisdictions.

5.4

The Company further covenants that it will, as soon as reasonably practicable after the Closing, prepare and file the Registration Statement as set out in Schedule "F' to the Subscription Agreement.

5.5

The Company will promptly inform the Agents of the full particulars of:

(a)	any material change (actual, anticipated or threatened) in the business, operations, capital or condition (financial or otherwise) of the Company, the Subsidiaries or their assets;

(b)

the occurrence of a material fact or event, which, in any such case, is, or may be, of such a nature as to render the Preliminary Prospectus or the Final Prospectus untrue or misleading in a material respect, result in a misrepresentation in the Preliminary Prospectus or Final Prospectus or result in the Preliminary Prospectus or Final Prospectus not complying with the Securities Laws;

(c)

the occurrence of a material fact or event, which, in any such case, is, or may be, of such a nature as to render the Preliminary Prospectus or Final Prospectus untrue or misleading in a material respect, result in a misrepresentation in the Preliminary Prospectus or Final Prospectus or result in the Preliminary Prospectus or Final Prospectus not complying with the Securities Laws;

Provided that the Company will also in good faith discuss with the Agents any change in circumstance (actual, proposed or prospective) which is of such a nature that there is reasonable doubt whether notice in writing need be given to the Agents pursuant to this section.

5.6

The Company will promptly inform the Agents and Borden Ladner Gervais LLP of:

(a)	any request of the Securities Commissions for any amendment to the Preliminary Prospectus or the Final Prospectus; and

(b)

the receipt by the Company of any communication from the Securities Commissions or any other securities regulatory authority of any other jurisdiction, the Stock Exchanges or any other competent authority relating to the Preliminary Prospectus, the Final Prospectus or the Registration Statement.

5.7

The Company will promptly comply with the Securities Laws with respect to any change or occurrence of the nature referred to in Sections 5.5 and 5.6, and the Company will prepare and file any amendment to the Preliminary Prospectus or Final Prospectus and take such other steps which are necessary to comply with the Securities Laws.

5.8

The Company shall cause to be delivered:

(a)

as soon as practicable after the issuance of a receipt for the Preliminary Prospectus or Final Prospectus, as the case may be, as many copies of the Preliminary Prospectus or Final Prospectus, as the case may be, as the Agents may reasonably request and such delivery will constitute a representation and warranty by the Company to the Agents that the Preliminary Prospectus or Final Prospectus, as the case may be (except statements relating solely to the Agents), contains full, true and plain disclosure of all material facts relating to the Company, the Underlying Common Shares, Share Purchase Warrants, Compensation Options, Warrant Shares and Compensation Shares and does not contain any misrepresentation and will constitute the Company's authorization to the Agents to use the Preliminary Prospectus or Final Prospectus, as the case may be, in the Canadian Offering Jurisdictions in accordance with the applicable Securities Laws; and

(b)

in the event of any amendment to the Preliminary Prospectus or Final Prospectus, the Company will deliver to the Agents: (i) a similar letter to that referred to below in subsection 5.9 with respect to the contents referred to therein; (ii) a legal opinion of Company's counsel, in form and substance satisfactory to the Agents and the Agents' counsel and with respect to such matters as the Agents and the Agents' counsel may reasonably request relating to such amendment's compliance with the applicable Securities Laws; and (iii) as soon as reasonably practicable, as many copies of the amendment as the Agent may request, such delivery to constitute a delivery referred to in this paragraph 5.8(b) and thereby be subject to the representation and warranty therein referred to.

5.9

The Company shall deliver to the Agents at the time the Agents execute the Final Prospectus, a letter addressed to the Agents, signed by the Company's Auditor and dated the date of delivery thereof, in form and substance satisfactory to the Agents, with respect to the financial and accounting information relating to the Company and its business contained in the Final Prospectus, and with respect to any material changes thereto up to a date within two business days of the date of such letter, which letter shall be in addition to the auditor's report incorporated by reference in the Final Prospectus and any auditor's consent and comfort letters required to be filed with the Final Prospectus.

5.10

If any financial or accounting information is contained in any new or amended prospectus or supplemental material described in Section 5.9 hereof which is required to be executed by the Agents, the Company will deliver or cause to be delivered to the Agents a letter signed by the Company's Auditor in form and substance to the letter specified in Section 5.9 hereof at the time of execution thereof by the Agent.

6.

Representations and Warranties of the Company.

6.1

Each officers' certificate required to be provided in accordance with the terms of this Agreement, signed by any officer of the Company and delivered to the Agents or Agents' counsel, will constitute a representation and warranty by the Company to the Agents or Agents' counsel, as the case may be, as to the matters covered by the certificate.

6.2

The Company represents and warrants to each of the Agents and acknowledges that each of the Agents is relying upon such representations and warranties in connection with its execution and delivery of this Agreement that:

(a)

the Company and each Subsidiary was duly incorporated and is validly existing under the laws of the jurisdiction of incorporation and has all requisite power and authority and is duly qualified to carry on its business as now conducted and to own, lease and operate its property and assets;

(b)	all necessary corporate action has been taken by the Company to authorize the execution and delivery of and the performance of its obligations under this Agreement;

(c)

this Agreement, the Subscription Agreements, the Subscription Receipt Agreement, the Subscription Receipt Certificates and the Agents' Special Warrant Certificates have been and, as at the Exchange Date, the Share Purchase Warrant Certificates and Compensation Option Certificates will be duly authorized, executed and delivered by the Company and (assuming due execution and delivery by the other parties thereto) is, or will be, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(d)

the authorized capital of the Company consists of 250,000,000 Common Shares of which 62,033,882 Common Shares have been validly issued as at the date hereof, are outstanding as fully paid and non-assessable shares and were not issued in violation of any pre-emptive rights or other contractual rights to issue securities issued by the Company or of any applicable law;

(e)

no person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any un-issued shares or other securities of the Company, except for:

(i)	the Underlying Common Shares, the Warrant Shares and the Compensation Shares issuable pursuant to this Agreement and the Subscription Agreements; and

(ii)	5,954,250 Common Shares issuable by the Company pursuant to stock options held by directors, officers and employees, and 3,382,725 Common Shares issuable pursuant to outstanding warrants.

(f)

the Subscription Receipts, Agents' Special Warrants, Underlying Common Shares, the Share Purchase Warrants, the Warrant Shares, the Compensation Options and the Compensation Shares to be issued by the Company and/or sold pursuant to this Agreement and the Subscription Agreements will be duly authorized for that issuance and sale by all necessary action on the part of the Company and, when issued and delivered by the Company against payment of the applicable consideration, the Subscription Receipts, Agents' Special Warrants, Underlying Common Shares, the Share Purchase Warrants, the Warrant Shares, the Compensation Options and the Compensation Shares issued pursuant to this Agreement and the Subscription Agreements, will have been validly issued, will be outstanding as fully paid and non-assessable and will not have been issued in violation of or subject to any pre-emptive rights or other contractual rights to purchase securities issued by the Company or in violation of any applicable law;

(g)	each of the Company and each Subsidiary:

(i)

has complied with, and has conducted and is conducting its business in compliance in all material respects with all applicable laws, statutes, ordinances, regulations and rules in each jurisdiction in which it conducts business;

(ii)

is duly licensed, registered or qualified in all jurisdictions to enable its business to be carried on in all material respects as now conducted and its property and assets owned, leased and operated, and all such licences, registrations and qualifications are valid and subsisting and no such licence, registration or qualification contains any term, provision, condition or limitation which has or is likely to have any material adverse effect on its business as now conducted; and

(iii)

is not in default in filing any government returns, or payment of any licence or registration or qualification fee owing to any Governmental Authority under the laws of each jurisdiction in which it conducts business which has or is likely to have any material adverse effect on its business as now conducted;

(h)

except as disclosed in the Disclosure Documents, the Company is the beneficial and registered owner of all of the issued and outstanding shares of each of its Subsidiaries, in each case free and clear of all mortgages, liens, charges, pledges, hypothecs, security interests, encumbrances, claims or other demands whatsoever, and all those shares have been validly issued, are issued and outstanding as fully paid and non-assessable shares and were not issued in violation of any pre-emptive rights or other contractual rights to issue securities issued by the Subsidiary or of any applicable law;

(i)

except as disclosed in the Disclosure Documents with respect to Raft River Energy I, LLC no person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any un-issued shares or other securities of any Subsidiary;

(j)

except as disclosed to the Agents in writing, the consolidated financial statements of the Company for the years ended March 31, 2009 and 2008, including the notes thereto, and for the three-month period ending June 30, 2009, including the notes thereto, have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods indicated and present fairly in all material respects the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Company on a consolidated basis as at the respective dates indicated and the sales, earnings and results of operations of the Company on a consolidated basis throughout the periods indicated;

(k)

the execution, delivery and performance of this Agreement, the Subscription Agreements, the Subscription Receipt Agreement, the Subscription Receipt Certificates, the Agents' Special Warrant Certificates, the Share Purchase Warrant Certificates and the Compensation Option Certificates by the Company and the completion of the transactions provided for in this Agreement will not (whether after the passage of time or notice or both) result in, any material respect:

(i)	the breach or violation of any of the provisions of, or constitute a default under, or a conflict with or cause the acceleration of, any obligation of the Company under:

(A)	any indenture, agreement or other instrument to which the Company or any Subsidiary is a party or by which it or its properties are bound or affected;

(B)	any provision of the articles, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of, the Company or any Subsidiary;

(C)	any judgment, decree, order or award of any Governmental Authority having jurisdiction over the Company;

(D)	any licence, permit, approval, consent or authorization issued to, held by or for the benefit of the Company or necessary to the operation of its business as now conducted; or

(E)	any applicable law or statute, or any ordinance, rule, regulation, policy, order or ruling made thereunder; or

(ii)	the creation or imposition of any mortgage, lien, charge, pledge, hypothec, security interest, encumbrance, claim or other demand whatsoever on any of the property or assets of the Company;

(l)

each of the contracts which is material to the Company is described in the Disclosure Documents and none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any other party, is, in any material respect, in default or alleged to be in default in the performance of any term or obligation to be performed by it under any material contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or affected, and to the knowledge of the Company no event, condition or occurrence exists that, after notice or lapse of time or both, would constitute such a default which materially adversely affects or may materially adversely affect the business, operations, assets, liabilities, capital, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries on a consolidated basis;

(m)

no legal or governmental proceedings are pending to which the Company and/or any Subsidiary is a party or to which the property of the Company and/or any Subsidiary is subject that would result individually or in the aggregate in a material adverse change in the operation, business or condition of the Company and its Subsidiaries on a consolidated basis, and no such proceedings have been threatened against or, to the knowledge of the Company, are contemplated with respect to the Company and/or any Subsidiary or with respect to any of their respective properties which would be material to the Company and/or any Subsidiary on a consolidated basis;

(n)

except as provided herein, there is no person, firm or corporation which has been engaged by the Company to act for the Company and which is entitled to any brokerage or finder's fee in connection with this Agreement or the transactions contemplated hereunder;

(o)

the Company and each Subsidiary has paid or made adequate provision for the payment of all taxes (or payments in lieu of taxes) levied on its property or income which are due and payable, including interest and penalties, or has accrued such amounts in its financial statements for the payment of such taxes except for charges, fees or dues which are not material in amount or which are not delinquent or if delinquent are being contested, and there is no material action, suit, proceeding, investigation, audit or claim no pending, or to its knowledge, threatened by any governmental authority regarding any taxes;

(p)

the Company and each Subsidiary is in material compliance with all applicable material laws, regulations and statutes (including all environmental laws and regulations) in the jurisdictions in which it carries on business and for the purposes described in the Disclosure Documents; the Company has not received a notice of material non- compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations and statutes, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position that would materially adversely affect the business of the Company or the business or legal environment under which the Company operates;

(q)

to its knowledge the Company, and except as previously disclosed, in writing, to the Agents, each Subsidiary has not caused or permitted the release, in any manner whatsoever, of any pollutants, contaminants, chemicals or industrial toxic or hazardous waste or substances (collectively, the "Hazardous Substances") on or from any of its properties or assets nor has it received any notice that it is potentially responsible for a material, on a consolidated basis, clean-up site or corrective action under any applicable laws, statutes, ordinances, by-laws, regulations, or any orders, directions or decisions rendered by any government, ministry, department or administrative regulatory agency relating to the protection of the environment (the "Environmental Laws"), occupational health and safety or otherwise relating to dealing with Hazardous Substances;

(r)

the Company and each Subsidiary holds all material licences, registrations, qualifications, permits and consents necessary or appropriate for carrying on its business as currently carried on and for the purposes described in the Disclosure Documents, and all such licences, registrations, qualifications, permits and consents are valid and subsisting and in good standing in all material respects except where the failure to hold or the lack of good standing in respect to such licences, registrations, qualifications, permits and consents would not materially adversely affect the assets, business, results of operations, or condition of the Company and its Subsidiaries on a consolidated basis;

(s)

the Company has acquired (or in the case of future actions, expects to acquire in the ordinary course of business) all the leases, easements, rights of way, access rights, including but not limited to any mineral and geothermal rights in respect of lands related to the Projects, and rights and allocation to water, that are necessary to conduct its business as currently conducted, and proposed to be conducted at the Raft River, Neal Hot Springs and San Emidio Repower Projects as described in the Disclosure Documents, except where the failure to hold such leases easements, rights of way, access rights, and rights and allocation to water would not materially adversely affect the assets, business, results of operations or condition of the Company and its Subsidiaries on a consolidated basis;

(t)

all licenses, permits, authorizations and other approvals required under applicable law in connection with the leases, easements, rights of way and access rights are in full force and effect (or in the case of future actions, are expected to be acquired in the ordinary course of business) and are sufficient to permit the Company and each Subsidiary to conduct its business as currently conducted and proposed to be conducted at the Raft River, Neal Hot Springs and San Emidio Repower Projects as described in the Disclosure Documents;

(u)

no event exists which, but for the passing of time or the giving of notice, or both, would constitute a default by any party to any of the leases, easements, rights of way or access rights and no party to any lease, easement, right of way or access right is claiming any such default or taking any action purportedly based upon any such default, except where the failure of such licenses, permits, authorizations and other approvals to be in full force and effect would not materially adversely affect the assets, business, results of operations or condition of the Company and its Subsidiaries on a consolidated basis;

(v)	the Company has not received any, nor to the Company's knowledge are there any pending or threatened, notices of violation or alleged violation of any applicable laws affecting the Projects;

(w)	the Company has such rights of entry and exit to and from the Projects as are reasonably necessary to carry on its business and operate at the Projects;

(x)	there are no material restrictions imposed by any applicable law or by agreement which conflict with the proposed acquisition, development, construction, maintenance and operation of the Projects;

(y)	to the Company's knowledge, the Projects are now zoned and otherwise regulated so as to permit the use of the sites for their intended uses and in accordance with applicable law;

(z)

neither the Company nor any Subsidiary has received written notice of any claims for construction liens or other liens, charges, encumbrances, security interests or adverse claims with respect to work or services performed or materials supplied to, on or in connection with the Projects other than liens or encumbrances imposed in the ordinary course of business;

(aa)

there are no outstanding judgments, writs of execution, seizures, injunctions or directives against the Company or any Subsidiary nor any work orders or directives or notices of deficiency capable of resulting in work orders or directives with respect to the Projects;

(bb)	the Company holds all necessary rights for all roads necessary for full utilization of the Projects, as applicable, as each is currently conducted;

(cc)

all necessary easements, rights of way, licenses, agreements and other rights for the transmission, interconnection and utilization of the interconnection facilities have been acquired for the Projects as each project is currently conducted at the Raft River, Neal Hot Springs and San Emidio Projects and as each is intended to be developed;

(dd)

except as disclosed in the Disclosure Documents, the Company or its Subsidiary is the legal and beneficial owner, and has good and marketable title to, all of the material property or assets of the Company or the Subsidiary, as applicable, described in the Disclosure Documents, and no other property or assets (other than facilities to be constructed) are necessary for the conduct of the business of the Company and each Subsidiary as currently conducted, or as proposed to be conducted at the Raft River, Neal Hot Springs and San Emedio Repower Projects, and none of the Company or any of the Subsidiaries has any responsibility or obligation to pay any material commission, royalty, licence fee or similar payment to any person with respect to its property and assets;

(ee)

the Company is a reporting issuer under the securities laws of Ontario, Alberta and British Columbia and a registrant under the 1934 Act, and as except as disclosed to the Agents in writing is not in default in any material respect of any requirement of such Securities Laws and the Company is not included on a list of defaulting reporting issuers maintained by the Securities Commissions of the Provinces of Ontario, Alberta and British Columbia;

(ff)

the securities underlying the Subscription Receipts will not be subject to a restricted period or to a statutory hold period under the Securities Laws or to any resale restriction under the policies of the Stock Exchanges other than as described in the Subscription Agreement;

(gg)

since March 31, 2009, and except as disclosed to the Agents in writing the Company has been in compliance in all material respects with its continuous disclosure obligations under the Securities Laws and the policies, rules and regulations of the Stock Exchanges;

(hh)

all the statements set forth in the Disclosure Documents were true, correct, and complete in all material respects and did not contain any misrepresentation as of the date of such statements and the Company has not filed any confidential material change reports under the laws of Canada since the date of such statements which remain confidential as at the date hereof;

(ii)

other than as disclosed in the Disclosure Documents, no material fact or material change has arisen or has been discovered which would have been required to have been stated in the Disclosure Documents had the fact arisen or been discovered on, or prior to, the date of such Disclosure Documents;

(jj)

the Company's Auditors are independent public accountants as required under applicable Securities Laws, are qualified to act as auditors of the Company under the applicable Securities Laws, and there has never been a reportable disagreement (within the meaning of NI 51-102) between the Company and the Company's Auditors;

(kk)

the Company has all licenses, leases, permits, authorizations and other approvals, all proprietary rights to all patents and patent applications, all copyrights, registered and unregistered, and all rights, claims and privileges pertaining thereto, software and documentation therefor, object code, source code (including all programmers' notes), procedures, methods, works of authorship, and other documentation, data and information, inventions (whether or not patentable), formulas, processes, invention disclosures, technology, technical data or information, and all rights, claims and privileges pertaining thereto, all industrial designs, trade secrets, know-how, concepts, information and all other intellectual and industrial property and other proprietary rights information and other intellectual and industrial property (collectively, "Intellectual Property") necessary to permit the Company, in all material respects, to conduct its business as currently conducted; the Company has not received any notice nor is it aware of any material infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests of the Company therein;

(ll)

during the period in which the Subscription Receipts are offered for sale, neither the Company nor any of its affiliates, nor any person acting on its or their behalf (other than the Agents, their affiliates and any person acting on their behalf, as to which no representation is made) has taken or will take any action that would cause the exemption afforded by Section 4(2) of the U.S. Securities Act to be unavailable for offers and sales of the Subscription Receipts, pursuant to this Agreement;

(mm)

none of the Company, any of its affiliates or any person acting on its or their behalf have engaged or will engage in any form of General Solicitation or General Advertising with respect to offers or sales of the Subscription Receipts;

(nn)

the Company has not, for a period of six months prior to the date hereof sold, offered for sale or solicited any offer to buy any of its securities in the United States in a manner that would be "integrated" with the Offering and that would cause the exemption afforded by Section 4(2) of the U.S. Securities Act and Rule 506 of Regulation D to be unavailable for offers and sales of the Subscription Receipts;

(oo)

during the period in which the Subscription Receipts are offered for sale, neither the Company nor any of its affiliates, nor any person acting on its or their behalf (other than the Agents, their affiliates and any person acting on their behalf, as to which no representation is made) has taken or will take, directly or indirectly, any action that would constitute a violation of Regulation M of the SEC under the 1934 Act;

(pp)

the Company shall cause a Form D to be filed with the SEC within 15 days of the first sale of Subscription Receipts and shall, unless directed to the contrary by the Agents with regard to any jurisdiction in which a U.S. Affiliate is relying on a state institutional exemption that does not require the making of any filing, make such other filings as shall be required by applicable state securities laws to secure exemption from registration under such securities laws for the sale of the Subscription Receipts in such states;

(qq)

neither the Company nor any of the predecessors or affiliates thereof has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D concerning the filing of notice of sales on Form D; and

(rr)

the Company is not now and, as a result of the transactions contemplated by this Agreement and the Subscription Agreements, will not be an "investment company" (as defined in the United States Investment Company Act of 1940) that is or will be required to be registered under Section 8 of that Act.

7.

Covenants of the Company. The Company covenants and agrees with the Agents that:

(a)

it will advise the Agents, promptly after receiving notice or any obtaining knowledge thereof, of the imposition of any cease trading or similar order affecting the Common Shares or the Subscription Receipts (or any securities underlying the Subscription Receipts) or order modifying or making unavailable any exemption pursuant to which the Subscription Receipts (or any securities underlying the Subscription Receipts) are being offered or sold, or the institution, threatening or contemplation of any proceedings for any such purpose or any request made by any Securities Commission relating to the Offering;

(b)

unless it would be unlawful to do so or unless the Company, acting reasonably, determines that it would not be in the best interests of the Company to do so or would result in non-compliance with any applicable laws or the requirements of the Stock Exchanges, the Company will accept each duly completed and executed Subscription Agreement and any such acceptance will be made on the Closing Date;

(c)

the Company will have taken, on or prior to the Closing Date, all necessary steps to ensure the Subscription Receipts, the Underlying Common Shares and Share Purchase Warrants that each form part of the Units, the Warrant Shares issuable pursuant to the exercise of Share Purchase Warrants, the Agents' Special Warrants, the Compensation Options and the Compensation Shares issuable pursuant to the exercise of Compensation Options have been duly authorized for issuance and in respect of the Underlying Common Shares, Warrant Shares and Compensation Shares, reserved for issue to the persons entitled thereto;

(d)	the Company will conduct the Offering in accordance with the terms and conditions in Schedule "C" hereto;

(e)	the representations and warranties of the Company in Schedule "C" hereto are true and correct as of the Closing Date;

(f)	the Company will duly, punctually and faithfully perform all of the obligations to be performed by it under the Subscription Agreements;

(g)

the Company will take all such steps as may be necessary to obtain conditional approval of the Stock Exchanges and the approval of all Securities Commissions having jurisdiction over the transactions contemplated by this Agreement and the Subscription Agreements on or prior to the Closing Date;

(h)

for a period commencing as of the date of this Agreement and ending on the earlier of: (i) the date the Company has both a receipt for the Final Prospectus and the Registration Statement has been made effective; and (ii) 180 days after Closing, the Company agrees that it will not, and will not announce any intention to, (a) provide any waivers to accelerate the trading of any Common Shares that are currently restricted from trading without the prior written consent of the Agents, which consent shall not be unreasonably withheld or delayed, or (b) directly or indirectly, enter into any agreement to offer or sell any Common Shares or financial instruments convertible or exchangeable into Common Shares, other than pursuant to: (I) the exercise of convertible securities, options or warrants outstanding as of the date hereof, (II) the grant or exercise of options pursuant to the Company's Stock Option Plan, (III) a private or public equity offering, (IV) one or more arm's length acquisitions by the Company or its subsidiaries or (V) an offer or sale, or a negotiation or entry into an agreement to offer or sell to a strategic investor or investors securities which are "restricted securities" under the U.S. Securities Act and the Company takes action to register the resale of such securities prior to six months from the issuance of such securities; provided that, in the case of Subsection 7(f)(b)(III), (IV) and (V), the prior written consent of the Agents shall have been obtained, such consent shall not be unreasonably withheld or delayed (provided, that in respect of the consents related to Section 7(f)(b)(III), the intent of the parties is that the Purchasers should not be disadvantaged with respect to the liquidity of the securities relating to the Offering relative to purchasers under a subsequent offering).

(i)	the Company will comply with all filing and other continuous disclosure requirements under all applicable Securities Laws;

(j)

the Company will have received the approval of the Agents, acting reasonably, regarding the form and content of the Subscription Receipt Agreement, Subscription Receipt Certificate, Share Purchase Warrant Certificate, Agents' Special Warrant Certificate and Compensation Option Certificate; and

(k)

the Company will use commercially reasonable efforts to ensure that there is available "adequate current public information" with respect to the Company within the meaning of Rule 144(c) under the U.S. Securities Act commencing six months after the Closing Date and at all times thereafter when the Registration Statement is not effective and up to date.

8.

Due Diligence. Until the date on which a receipt is received for the Final Prospectus, the Company shall at all times allow the Agents and their representatives to conduct all due diligence investigations and examinations which the Agents may reasonably require in order to fulfil their obligations as Agents, in order to avail themselves of a defence to any claim.

9.

Indemnity and Contribution.

9.1

The Company covenants and agrees to indemnify and save harmless the Agents and their U.S. Affiliates and their respective directors, officers, employees, shareholders and Agents (collectively, "Agents Personnel"), against all losses (other than loss of profits), claims, damages, liabilities, costs or expenses, whether joint or several, caused or incurred in connection with the services rendered by the Agents pursuant to this Agreement by reason of or in connection with:

(a)

any statement (other than a statement contained in and included in reliance upon and in conformity with written information furnished to the Company by the Agents relating to the Agents specifically for use therein) in: (i) any document filed by the Company with the relevant securities regulatory authorities in Canada since March 31, 2009 including all press releases filed on SEDAR; and (ii) the Preliminary Prospectus and Final Prospectus, which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

(b)

the omission or alleged omission to state in any certificate of the Company or of any officers of the Company delivered hereunder or pursuant hereto any material fact (other than a material fact omitted in reliance upon and in conformity with written information furnished to the Company by the Agents relating to the Agents specifically for use therein) required to be stated therein where such omission or alleged omission constitutes or is alleged to constitute a misrepresentation;

(c)

any order made or any inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority, Stock Exchanges or by any other competent authority based upon any failure or alleged failure to comply with applicable securities laws (other than any failure or alleged failure to comply by the Agents) preventing and restricting the trading in or the sale of the Common Shares in the provinces of Canada;

(d)

the non-compliance or alleged non-compliance by the Company with any requirement of Securities Laws, including the Company's non-compliance with any statutory requirement to make any document available for inspection; or

(e)	any breach of any representation, warranty or covenant of the Company contained herein or the failure of the Company to comply with any of its obligations hereunder;

and will reimburse the Agents promptly upon demand for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such losses, claims, damages, liabilities or actions in respect thereof, as incurred.

Notwithstanding the foregoing, the Company will not be liable to indemnify or reimburse an indemnified party in respect of any losses, claims, damages, liabilities, costs or expenses that have been determined, by a court of competent jurisdiction in a decision that has become final and is not appealable, to have been caused by the wilful misconduct, fraud or gross negligence of an Indemnified Party (as defined below).

9.2

The Company shall not, without the prior written consent of the Agents, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Agents or any Agents' Personnel are a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Agents and all Agents' Personnel from all liability arising out of such claim, action, suit or proceeding.

9.3

Notwithstanding the foregoing, an indemnifying party shall not be liable for the settlement of any claim or action in respect of which indemnity may be sought hereunder effected without its written consent, which consent shall not be unreasonably withheld.

9.4

If any claim, action suit or proceeding shall be asserted against any person in respect of which indemnification is or might reasonably be considered to be provided, such person (the "Indemnified Party") will notify the Company as soon as possible and in any event on a timely basis, of the nature of such claim and the Company shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel selected by the Company and acceptable to the Indemnified Party, acting reasonably, and that no settlement may be made by the Company or the Indemnified Party without the prior written consent of the other, acting reasonably.

9.5

In any such claim, the Indemnified Party shall have the right to retain other counsel (only one in each jurisdiction) to act on the Indemnified Party's behalf, provided that the fees and disbursements of such other counsel shall be paid by the Indemnified Party, unless (i) the Company and the Indemnified Party mutually agree to retain such other counsel or (ii) the named parties to any such claim (including any third or implicated party) include both the Indemnified Party on the one hand and the Company, on the other hand, and the Indemnified Party has been advised by counsel that the representation of the Company and the Indemnified Party by the same counsel would be inappropriate due to actual or potential conflicting interests, in which event such fees and disbursements shall be paid by the Company to the extent that they have been reasonably incurred.

9.6

To the extent that any Indemnified Party is not a party to this Agreement, the Agents shall obtain and hold the right and benefit of the indemnity provisions hereunder in trust for and on behalf of such Indemnified Party.

9.7

The Company hereby waives all rights which it may have by statute or common law to recover contribution from Agents or any other Indemnified Party in respect of losses, claims, costs, damages, expenses or liabilities which it may suffer or incur directly or indirectly (in this paragraph, "losses") by reason of or in consequence of a document of the Company containing a misrepresentation; provided, however, that such waiver shall not apply in respect of losses by reason of or in consequence of any misrepresentation which is based upon or results from information or statements furnished by or relating solely to the Agents or an affiliate thereof.

10.

Conditions of Closing. The obligations of the Agents to deliver at the Closing Time executed Subscription Agreements shall be conditional upon the Agents being satisfied with the results of their due diligence investigations relating to the Company and upon the fulfilment or waiver by the Agents at or before the Closing Time of the following conditions, which conditions the Company covenants to use its best efforts to fulfil or cause to be fulfilled prior to the Closing Time:

(a)

the execution and delivery of this Agreement, the Subscription Agreements, the Subscription Receipt Agreement and the creation and issuance of the Subscription Receipts and Agents' Special Warrants, the due authorization of the issuance of the Underlying Common Shares, Share Purchase Warrants and Compensation Options and the allotment and reservation of the Underlying Common Shares, Warrant Shares and Compensation Shares, shall have been duly authorized by all necessary corporate action;

(b)

any necessary consents or approvals of the Securities Commissions with respect to the issue and sale of the Subscription Receipts and Agents' Special Warrants shall have been obtained, and the conditional approval of the Stock Exchanges to list the Underlying Common Shares, Warrant Shares and Compensation Shares shall have been obtained;

(c)

the Agents shall have received certificates addressed to the Agents and to the Purchasers, dated as of the date of Closing, signed by the President and the Chief Executive Officer of the Company, or such other officer or officers of the Company as the Agents may accept, certifying on behalf of the Company to the effect that, except as has been generally disclosed at the date thereof:

(i)

no order, ruling or determination suspending or cease trading the Common Shares has been issued, and no proceedings for that purpose have been instituted or, to the knowledge of such officers, contemplated or threatened by any Securities Commission;

(ii)

other than as disclosed in the Disclosure Documents, since March 31, 2009 there has not been any material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the condition, business, affairs, results, operations, assets or liabilities of the Corporation and its Subsidiaries on a consolidated basis; and

(iii)

other than as disclosed in the Disclosure Documents, since March 31, 2009 no material fact has arisen or has been discovered which would have been required to have been stated in the Disclosure Documents had the fact arisen or been discovered on, or prior to the date of such Disclosure Documents;

(iv)

the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time;

(v)	the Company has complied in all material respects with all the terms and conditions of this Agreement on its part to be complied with at or before the Closing Time; and

(vi)	as to such other matters of a factual nature as are appropriate and usual in the circumstances and as the Agents or the Agents' Counsel may reasonably request;

(d)	the Company shall have delivered lock-up agreements executed by each director and officer of the Company in the form attached hereto as Schedule "F";

(e)

subject to the Conditions, the Agents shall have received favourable legal opinions, in a form satisfactory to the Agents, acting reasonably, dated as of the date of Closing, from Dorsey & Whitney LLP, United States counsel to the Company, and Goodmans, Canadian counsel to the Company substantially in the form annexed hereto as Schedule "B" and where appropriate, counsel in the other Offering Jurisdictions and other jurisdictions as may be required addressed to the Agents and to the Purchasers with respect to such matters as the Agents may reasonably request prior to the Closing Time;

(f)	the Company shall have delivered the certificates representing the Subscription Receipts and Agents' Special Warrants; and

(g)	the Agents shall have received the Agents' Commission and reimbursement for expenses incurred to the Closing Date in the manner specified in Sections 4 and 12.

In providing such opinions, counsel may, where appropriate, rely on the opinions of other counsel as to matters mentioned therein relating to jurisdictions where Company's counsel does not practice law and on certificates or letters of the auditors, of the officers of the Company, of the transfer agents of the Company and public officials as to factual matters relevant to such opinions.

11.

Closing Procedures. Provided duly executed Subscription Agreements have been delivered to the Company's counsel, the Company will cause to be issued and to be delivered to the Agents at the offices of Goodmans LLP in Toronto, Ontario (or such other place or places as the Agents may reasonably direct) without charge at the Closing Time and contemporaneously with the delivery to the Company of the aggregate Purchase Price for all Subscription Receipts, certificates representing the Subscription Receipts and Agents' Special Warrants in such number and denomination and bearing the registration particulars as the Agents may, in writing, direct to the Company prior to the Closing Time.

12.

Expenses of Offering. Whether or not the transactions herein contemplated shall be completed, all costs and expenses of and incidental to the sale of the Subscription Receipts to the Purchasers and all other matters in connection with the transactions herein set out shall be borne by the Company, whether before or after Closing, including without limitation, all costs and expenses in connection with the preparation and issue of the certificates for the securities to be offered hereunder, the fees and disbursements of the Company's counsel, all local counsel and the expenses of the Agents in connection with the Offering including without limitation the reasonable fees and expenses of the Agents' counsel, and the Agents' out of pocket expenses, collectively to a maximum of $100,000 (including GST, if applicable). Any expenses incurred in excess of this maximum shall be subject to pre-approval by the Company, acting reasonably. The Company shall be responsible for the payment of any applicable sales taxes on the foregoing amounts.

The Agents may render accounts to the Company from time to time, for their expenses, for payment on or before the date set out in the accounts. The Company will pay to the Agents the reasonable expenses in connection with the Offering of the Agents by; (i) cheque at the Closing Date; or (ii) the Agents will deduct the amount of such expenses from the gross proceeds of the Offering when paid to the Company.

13.

Termination.

13.1

If at any time prior to Closing:

(a)

there shall have occurred any adverse material change or the Agents shall discover any previously undisclosed adverse material fact (determined by the Agents, acting reasonably) in relation to the Company that has or could reasonably be expected to have a significant adverse effect on the market price or value of the Subscription Receipts or Common Shares; or

(b)

there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence or catastrophe, war or act of terrorism of national or international consequence or any law or regulation which, in the reasonable opinion of the Agents, seriously adversely affects or involves, or will seriously adversely affect or involve, the financial markets or the business, operations or affairs of the Company and its subsidiaries, on a consolidated basis; or

(c)	the Company is in breach of any material term, condition or covenant of this Agreement or any material representation or warranty given by the Company in this Agreement becomes or is false; or

(d)	the Agents are not satisfied, at their discretion, with the terms of their due diligence review and investigation of the Company and the Subsidiaries;

the Agents shall be entitled, at their option, to terminate and cancel their obligations to the Company under this Agreement by written notice to that effect given to the Company at the address shown in Section 17.3 prior to the Closing Time. In the event of any such termination, the Company's obligations under this Agreement to the Agents shall be at an end except for any liability of the Company provided for in Sections 9 and 12 hereof.

13.2

The rights of termination contained in this Section 13 are in addition to any other rights or remedies the Agents may have in respect of any default, misrepresentation, act or failure to act of the Company in respect of any matters contemplated by this Agreement.

14.

Agents' Obligations.

14.1

The Agents represent, warrant and covenant to the Company as follows:

(a)

the Agents and each of their affiliates have complied and will comply with all Securities Laws and other laws and regulations or similar enactments applicable in respect of the Offering in each of the jurisdictions in which they may offer or sell the Subscription Receipts;

(b)	the Agents will conduct the Offering in accordance with the terms and conditions in Schedule "C" hereto;

(c)	the representations and warranties of the Agents in Schedule "C" hereto are true and correct as of the Closing Date;

(d)	the Agents are appropriately registered under the Securities Laws of the Offering Jurisdictions to permit them to lawfully fulfil their obligations hereunder; and

(e)

the Agents have not directly or indirectly, offered, sold or delivered any Subscription Receipts to any person in any jurisdiction other than in the Offering Jurisdictions, and in all cases except in a manner which is exempt from registration and prospectus requirements under applicable securities laws and which, other than the Preliminary Prospectus, Final Prospectus and Registration Statement, does not require the Company to file a prospectus, an offering memorandum, or similar document to register any of its securities or to comply with ongoing filing or disclosure or other similar requirements, under the laws of any jurisdiction.

15.

Subsequent Offerings.

15.1

The Company will use commercially reasonable efforts to include Dundee and Clarus as syndicate members in future equity offerings of the Company involving an investment dealer during the 12 month period following the Closing Date.

15.2

In addition to the participation right referenced above in subsection 15.1, Dundee and Clarus shall have the right to provide a formal proposal to the Board of Directors of the Company to act as co-lead advisors in Canada or the United States on terms that are mutually acceptable, with regard to any merger and/or acquisition transaction that the Company may enter into during the 12 month period following the Closing Date.

16.

Compensation Fee.

16.1

In the event the Company does not proceed with the Offering and the Company or any of the Subsidiaries enters into or announces an intention to enter into a binding agreement in respect of an Alternative Transaction (as defined below), at any time prior to the termination of this Agreement or within 40 days of the date of the termination of this Agreement, then the Company agrees to pay a compensation fee of US$600,000 to the Agents (the "Compensation Fee"). An "Alternative Transaction" means any transaction involving the Company which, in the opinion of the Agents, acting reasonably, would replace or supersede the completion of the Offering including but not limited to (a) any issuance or agreement to issue securities of the Company (other than the Offering and as set out in Sections 7(f)(I), (II), (III), (IV), and (V), (b), a material transaction involving the Company or any of its subsidiaries or material assets including, without limitation, a take-over bid, insider bid, merger, amalgamation, arrangement, reorganization or joint venture or other form of business combination with a third party or (c) the direct or indirect sale or exchange of all or substantially all of the asset of the Company or any of its material subsidiaries. The Compensation Fee shall be paid to Dundee and Clarus (50% each), within two business days of the Company entering into or announcing the intention to enter into a binding agreement in respect of an Alternative Transaction.

17.

Miscellaneous.

17.1

All representations and warranties contained herein and all of the covenants and agreements of the Company herein, to the extent that they are required to be performed on or before Closing, shall be construed as conditions and any material breach or failure to comply with any thereof shall entitle the Agents, in addition to and not in lieu of any other remedies the Agents have in respect thereof, to terminate any obligation to purchase the Subscription Receipts by written notice to that effect given to the Company prior to the Closing Time. It is understood that the Agents may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to its rights in respect of any other of such terms and conditions or any other subsequent breach or non-compliance, provided that to be binding on the Agents any such waiver or extension must be in writing.

17.2

Dundee is hereby authorized by Clarus and Toll Cross Securities Inc. to act on their behalf and the Company shall be entitled to and shall act on any notice given in accordance with this Agreement or any agreement entered into by or on behalf of the Agents by Dundee which represents and warrants that it has irrevocable authority to bind the Agents, except in respect of any consent to a settlement pursuant to Section 9 which consent shall be given by the Indemnified Party or a notice of termination pursuant to Section 13 which notice may be given by any of the Agents.

17.3

Any notice or other communication hereunder shall be in writing and shall unless herein otherwise provided be given by delivery to a responsible officer of the addressee or by telex or telecopier, if to the Company, addressed to: U.S. Geothermal Inc., 1505 Tyrell Lane, Boise, Idaho 83706 (Attention: President and Chief Executive Officer) (telecopier: (208) 424-1030); and if to the Agents addressed to: Dundee Securities Corporation, 1 Adelaide Street East, 27th Floor, Toronto, Ontario M5C 2V9 (Attention: Clarke D. Herring) (telecopier: (416) 350-3312) and shall be deemed to have been given when actually delivered or when such notice should have reached the addressee in the ordinary course.

17.4

Time shall be of the essence of the foregoing offer and of the agreement resulting from the acceptance thereof.

17.5

The representations, warranties, covenants and other agreements herein contained shall survive the purchase by the Purchasers of the Subscription Receipts and shall continue in full force and effect unaffected by any subsequent disposition by the Purchasers of the Subscription Receipts for a period of one (1) year after the closing of the Acquisition (other than obligations of the Company set forth in Sections 9 and 12 hereof which will continue indefinitely).

17.6

This Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

17.7

This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

17.8

The provisions herein contained constitute the entire agreement between the parties and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof whether verbal or written including the engagement letter dated July 28, 2009.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding, will you please confirm your acceptance by signing the enclosed copies in the place indicated and by returning the same to us.

Yours very truly,

DUNDEE SECURITIES CORPORATION

By:
Clarke D. Herring
Managing Director, Investment Banking

CLARUS SECURITIES INC.

By:
Rod Campbell
Managing Director, Investment Banking

TOLL CROSS SECURITIES INC.

By:
Rodger Gray
President

The foregoing is in accordance with our understanding and is accepted and agreed to by as of the ___th day of August, 2009.

U.S. GEOTHERMAL INC.

By:
Daniel Kunz
Chief Executive Officer, President and Director

SCHEDULE "A"

[INSERT FINALIZED SUBSCRIPTION AGREEMENT]

A-1

SCHEDULE "B"

OPINION OF COMPANY' COUNSEL

1.	the due incorporation of the Company and its Material Subsidiaries and that each of the Company and its Material Subsidiaries has not been dissolved;

2.	the qualification of the Company and each of its Material Subsidiaries to carry on its business under the laws of each jurisdiction in which it carries on its business;

3.	the corporate power of each of the Company and Material Subsidiaries to own its property and carry on its business;

4.	the authorized and issued capital of the Company;

5.

the due authorization and issuance of the Subscription Receipts and Agents' Special Warrants, the due authorization and reservation for issuance of the Underlying Common Shares, Warrants, Agents' Compensation Options, Warrant Shares and Compensation Shares, and that upon issuance with the applicable instrument the Underlying Common Shares, Warrant Shares and Compensation Shares will be fully paid and non-assessable;

6.

based solely on a review of the shareholders' register of the Material Subsidiaries, the Company is the sole registered holder of all of its outstanding shares in the capital of each Material Subsidiary other than Raft River Energy I;

7.

the approval of the listing of the Underlying Common Shares, the Warrant Shares and the Compensation Shares on the Toronto Stock Exchange and the NYSE-Amex subject to filing of required documentation and payment of fees within applicable time periods;

8.

the authorization, execution, delivery, binding effect and enforceability of this Agreement, the Subscription Receipt Certificates, the Agents' Special Warrant Certificates, the Warrant Certificates, the Compensation Option Certificates and the Subscription Agreements by, on and against the Company, subject to bankruptcy laws, the availability of equitable remedies and except with respect to rights to indemnity, contribution and waiver of contribution which may be subject to applicable laws;

9.	the appointment of Computershare at its office in the City of Vancouver as transfer agent and registrar for the Common Shares;

10.

the form of certificate representing the Common Shares has been duly approved by the Company and complies with the laws of the Company's jurisdiction of incorporation, the constating documents of the Company and the requirements of the Toronto Stock Exchange and the NYSE-Amex;

11.

this Agreement and the issuance and sale of the Subscription Receipts, Agents' Special Warrants, Warrants, Underlying Common Shares, Compensation Options, Warrant Shares and the Compensation Shares not conflicting with or resulting in a breach of or a default under, in any material respect, (i) any of the terms, conditions or provisions of the constating documents of the Company, (ii) any of the resolutions of the directors or shareholders of the Company, (iii) the provisions of any U.S. federal statute, rule or regulation to which the Company is subject or the Delaware General Corporation Law;

12.	the Company is a reporting issuer not in default under the Securities Laws of the Provinces of Ontario and British Columbia;

13.

the offering, sale and issuance of the Subscription Receipts, Agents' Special Warrants, Underlying Common Shares, Warrants, Compensation Options, Warrant Shares and Compensation Shares in accordance with the terms of this Agreement are exempt from the prospectus requirements of the Canadian Securities Laws, and the only filing, proceeding, approval, permit, consent or authorization required to be made, taken or obtained under the Securities Laws is the filing with the applicable provincial securities regulatory authority within the prescribed time periods, of a report in Form 45-106FI (as prescribed by National Instrument 45-106 of the Canadian Securities Administrators) prepared and executed in accordance with applicable Securities Laws, together with the requisite filing fees;

14.

The first trade, if any, by Purchaser, of the Subscription Receipts or Agents' Special Warrants, other than a trade which is otherwise exempt under the Securities Laws of the Canadian Offering Jurisdictions, will be a distribution subject to the prospectus and registration requirements of the Securities Laws of the Canadian Offering Jurisdictions unless:

(a)	the Company is and has been a reporting issuer in one of the jurisdictions in Canada for the four months immediately preceding the trade;

(b)	at least four months have elapsed form the Closing Date;

(c)	the certificates representing the Subscription Receipts and Agents' Special Warrants, bear a legend in the form prescribed by National Instrument 45-102;

(d)	the first trade is not a "control distribution" (within the meaning of National Instrument 45-102);

(e)	no unusual effort is made to prepare the market or to create a demand for the security that is subject of the trade;

(f)	no extraordinary commission or consideration is paid to a person in respect of the trade;

(g)

if the Purchaser is an insider or officer of the Company, such Purchaser has no reasonable grounds to believe the Company is in default of securities legislation (as such term is defined in National Instrument 14-101).

15.

The offer and sale of the Subscription Receipts, Agents' Special Warrants, Underlying Common Shares, Warrants, Compensation Options, [Warrant Shares and Compensation Shares] to the Purchasers or Agents, as applicable, in the manner described in the Agency Agreement and Subscription Agreements are exempt from the registration provisions of the U.S. Securities Act.

16.	The Company is not an "investment company" (as defined in the Investment Company Act of 1940) that is required to be registered under such Act.

17.

Assuming that the Subscription Receipts are exchanged for Units in accordance with the terms of the Subscription Receipt Agreement and the Subscription Receipts, and that no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange of Subscription receipts for Units or the exercise of Warrants, the six month holding period required by Rule 144(d)(1)(i) under the U.S. Securities Act for Warrant Shares issued pursuant to a cashless exercise of Warrants in accordance with Section 4.2 of the form of Warrant would begin to run on the date of issuance of the Subscription Receipts.

SCHEDULE "C"

U.S. TERMS AND CONDITIONS

This is Schedule "C" to the Agency Agreement among Dundee Securities Corporation, Clarus Securities Inc. [and Toll Cross Securities Inc.] (collectively, the "Agents"),U.S. Geothermal Inc. (the "Company") made as of August ●, 2009.

As used in this schedule, the following terms shall have the meanings indicated:

Accredited Investor	means an "accredited investor" as defined in Rule 501(a) of Regulation D;
General Solicitation or General Advertising

means general solicitation or general advertising (as those terms are used in Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, or any other manner of conduct involving a public offering in the United States within the meaning of Section 4(2) of the U.S. Securities Act;

Regulation D	means Regulation D under the U.S. Securities Act;
Regulation S	means Regulation S under the U.S. Securities Act;
United States	means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;
U.S. Exchange Act	means the United States Securities Exchange Act of 1934, as amended;
U.S. Person	means "U.S. person" as defined in Rule 902(k) of Regulation S;
U.S. Placement Agents	means [●]; and
U.S. Securities Act	means the United States Securities Act of 1933, as amended.

All other capitalized terms used but not otherwise defined in this Schedule "A" shall have the meanings assigned to them in the Agency Agreement to which this Schedule "A" is attached.

Representations, Warranties and Covenants of the Agents

The Agents acknowledge that the Securities have not been and will not be registered under the U.S. Securities Act or applicable state securities laws and may not be offered or sold, except in accordance with an exemption or exclusion from the registration requirements of the U.S. Securities Act and applicable state securities laws. Accordingly, the Agents, on behalf of themselves and their affiliates, represent, warrant and covenant to and with the Company that:

1.	The Agents have offered and sold and will offer and sell the Subscription Receipts only as provided in paragraphs 2 through 12 below.

2.

All offers and sales of Subscription Receipts to persons in the United States have been or will be made by the U.S. Placement Agents in accordance with applicable U.S. federal and state broker-dealer requirements.

3.

The U.S. Placement Agents are duly registered as broker-dealers under section 15(b) of the U.S. Exchange Act and are members of, and in good standing with, Financial Industry Regulatory Authority, Inc. (formerly, the National Association of Securities Dealers, Inc.) on the date hereof and on the date offers and sales were made in the United States.

4.

Any offer, sale or solicitation of an offer to buy the Subscription Receipts was or will be made only to Accredited Investors in transactions that are exempt from registration pursuant to Rule 506 of Regulation D under the U.S. Securities Act and available exemptions under all applicable state securities laws and require no filings or actions except as otherwise agreed by the Company.

5.

Immediately prior to any offer or sale of the Subscription Receipts, the Agents or the U.S. Placement Agent had a pre-existing relationship with such offeree or purchaser and had or will have reasonable grounds to believe and did or will believe that each such offeree or purchaser was an Accredited Investor.

6.

None of the Agents or the U.S. Placement Agent or any of their affiliates or any person acting on its or their behalf has used or will use any form of General Solicitation or General Advertising or has offered or will offer to sell the Subscription Receipts in any manner involving a public offering in the United States within the meaning of Section 4(2) of the U.S. Securities Act.

7.

They have not entered and will not enter into any contractual arrangement with respect to the distribution of the Subscription Receipts except with its affiliates, any selling group members or with the prior written consent of the Company. The Agents shall cause the U.S. Placement Agent and each affiliate or selling group member participating in the distribution of the Subscription Receipts to agree, for the benefit of the Company, to the same provisions contained in this Schedule "C" as apply to the Agents as if such provisions applied to such persons.

8.

All purchasers of Subscription Receipts shall be informed that the Securities have not been and will not be registered under the U.S. Securities Act and the Subscription Receipts are being offered and sold in reliance upon an exemption from the registration requirements of the U.S. Securities Act provided by Rule 506 of Regulation D and/or Section 4(2) of the U.S. Securities Act.

9.

Prior to completion of any sale of Subscription Receipts, each purchaser will be required to complete and execute a subscription agreement in the form or forms consented to by the Company and the Agents.

10.

At the Closing, the Agents, together with the U.S. Placement Agents, will provide a certificate substantially in the form of Exhibit 1 to this Schedule, relating to the manner of the offer and sale of the Subscription Receipts.

11.

Neither the Agents, any U.S. Placement Agent, their respective affiliates nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Subscription Receipts or the Securities.

12.

The Agents agree that all certificates representing the Securities sold in the United States as part of the Offering, and all certificates issued in exchange for or in substitution of the foregoing Securities, will bear a legend provided for in the subscription agreement to be completed and executed by each purchaser.

Representations, Warranties and Covenants of the Company

The Company represents, warrants, covenants and agrees to and with the Agents and the U.S. Placement Agent that:

1.

Neither the Company nor any of their affiliates, nor any person acting on their or its behalf (except the Agents, their affiliates and any person acting on any of their behalf, as to which no representation is made) has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Securities, or has taken or will take any action that would cause the exemption afforded by Rule 506 of Regulation D or Section 4(2) of the U.S. Securities Act to be unavailable for offers and sales of Subscription Receipts or Securities pursuant to the Agency Agreement or for exercises or conversion of Subscription Receipts or Warrants.

2.

None of the Company, its affiliates or any person acting on its or their behalf (except the Agents, their affiliates and any person acting on any of their behalf, as to which no representation is made) has engaged or will engage in any form of General Solicitation or General Advertising.

3.

Neither the Company nor any of its affiliates has offered or sold, for a period of six months prior to commencement of the offering of the Subscription Receipts, and will not offer or sell, any securities in a manner that would be integrated with the offer and sale of the Subscription Receipts and would cause the exemption from registration set forth in Rule 506 of Regulation D to become unavailable with respect to the offer and sale of the Securities.

4.

None of the Company or any of its affiliates or any person acting on its or their behalf has offered or sold or will offer or sell any of the Subscription Receipts or the Shares sold pursuant to the Offering except through the Agents or a U.S. Placement Agent in accordance with this Schedule.

EXHIBIT 1

AGENTS' CERTIFICATE

In connection with the offering of the Securities of U. S. Geothermal Inc. (the "Corporation") pursuant to the Agency Agreement dated as of August ___, 2009 among the Corporation , and the Agents named therein (the "Agency Agreement"), each of the undersigned hereby certify severally as to their respective status and conduct, as follows:

(A)

each U. S. affiliate of the undersigned Agent (a "U.S. Affiliate") who offered or sold Securities in the United States, or to, or for the account or benefit of, a U.S. Person, is a duly registered broker or dealer with the United States Securities and Exchange Commission and is a member of and is in good standing with the Financial Industry Regulatory Authority Inc. on the date hereof and on the dates of such offers and sales;

(B)

all offers and sales of Securities in the United States, or to, or for the account or benefit of, a U.S. Person, have been effected in accordance with federal and state U. S. broker-dealer requirements in all material respects;

(C)

immediately prior to contacting any offeree, we had reasonable grounds to believe and did believe that each offeree was an "accredited investor" as specified in Rule 501(a) of Regulation D (an "Accredited Investor") under the Securities Act of 1933, as amended (the "U.S. Securities Act") and, on the date hereof, we continue to believe that each person purchasing Securities is an Accredited Investor;

(D)

no form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, or telecommunications, including electronic display or the connection with the offer or sale of the Securities;

(E)	the offering of the Securities has been conducted by us and by our respective U. S. affiliates in accordance with the terms of the Agency Agreement; and

(F)	prior to any sale of Securities, we obtained properly completed and executed Subscription Agreements from all purchasers.

Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.

Dated this ___ day of August, 2009

AGENTS	U. S. AFFILIATES

DUNDEE SECURITIES CORPORATION	DUNDEE SECURITIES INC.

By:	By:
Name:	Name:
Title:	Title:

CLARUS SECURITIES INC.

By:
Name:
Title:

TOLL CROSS SECURITIES INC.	TOLL CROSS SECURITIES USA INC.

By:	By:
Name:	Name:
Title:	Title:

SCHEDULE "D"

[INSERT SUBSCRIPTION RECEIPT AGREEMENT]

D-1

SCHEDULE "E"

[INSERT AGENTS' SPECIAL WARRANT CERTIFICATE]

E-1

SCHEDULE "F"

[INSERT FORM OF LOCK-UP AGREEMENT]

F-1